Exhibit (8)(c)(5):  Fifth Amendment to the Participation Agreement by and among
                    Companion Life Insurance Company, Variable Insurance Products Funds II and Distributors Company.

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

Companion Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated March 1, 1995, as amended, by doing the following:

1. Deleting Schedule A in its entirety and replacing it with the attached amended Schedule A.

2. Deleting Schedule C in its entirety and replacing it with the attached amended Schedule C.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of September 28, 2000.

COMPANION LIFE INSURANCE COMPANY


By:    /s/ Richard A. Witt
   ---------------------------------
Name:  Richard A. Witt
Title: Assistant Treasurer

VARIABLE INSURANCE PRODUCTS FUND II


By:    /s/ Maria Dwyer
   ---------------------------------
Name:  Maria Dwyer
Title: Treasurer

FIDELITY DISTRIBUTORS CORPORATION


By:    /s/ Don Holborn
   ---------------------------------
Name:  Don Holborn
Title: Executive Vice President

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                                   Schedule A
                                   ----------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

Name of Separate Account     Policy Form Numbers of
and Date Established by   Contracts Funded By Separate
  Board of Directors                 Account            Designated Portfolios

Companion Life                      715Y-0195           Asset Manager Portfolio
Separate Account C                  729Y-1/96           Contrafund Portfolio
(2-18-94) (variable                                     Equity Income Portfolio
annuities)                                              Index 500 Portfolio
                                                        Mid Cap Service
                                                        Portfolio

Companion Life                      760Y-0600           Asset Manager Portfolio
Separate Account B                                      Contrafund Portfolio
(8-27-94) (variable                                     Equity Income Portfolio
life)                                                   Index 500 Portfolio
                                                        Mid Cap Service
                                                        Portfolio

Schedule C
----------

Sponsors of other investment companies currently available under variable annuities issued by the Companies through any Account shown in Schedule A:

Alger, Deutsche, Federated, MFS, Morgan Stanley, Pioneer, Scudder, T. Rowe
Price.